Exhibit 99.(h)(xx)

AMENDMENT 16
to the
AMENDED AND RESTATED ADMINISTRATIVE SERVICES AGREEMENT
among
The funds comprising the Lord Abbett Family of Funds
(each, a “Fund” or collectively, the “Funds”) as set forth on Exhibit 1
and
Lord, Abbett & Co. LLC (“Lord Abbett”)

WHEREAS, the Funds and Lord Abbett entered into an Amended and Restated Administrative Services Agreement dated May 1, 2016, as may be amended from time to time (the “Agreement”); and

WHEREAS, Section 9 of the Agreement provides for the addition to the Agreement of new funds created in the Lord Abbett Family of Funds where such funds wish to engage Lord Abbett to perform administrative services under the Agreement; and

WHEREAS, the Funds and Lord Abbett desire to further amend the Agreement to include an additional fund; and

NOW, THEREFORE, in consideration of the mutual covenants and of other good and valuable consideration, receipt of which is hereby acknowledged, the parties mutually agree to amend the Agreement in the following respects:

1.	The Agreement is hereby amended to add the following funds to Exhibit 1 of the Agreement: Lord Abbett Diversification Shares: Core Completion Fund, Lord Abbett Diversification Shares: Core Plus Completion Fund, Lord Abbett Diversification Shares: Enhanced Municipal Yield Completion Fund and Lord Abbett Diversification Shares: Short Duration Completion Fund (the “SMA Funds”).

2.	Pursuant to Section 5 of the Agreement, the SMA Funds will pay to Lord Abbett an annual administrative service fee of 0.00% of the value the Fund’s average daily net assets.*

3.	The Agreement shall remain the same in all other respects.

4.	The Amendment is dated as of February 1, 2024 and is effective, with respect to the SMA Funds added pursuant to paragraph 1 above, as of the SMA Funds’ commencement of operations.

*The SMA Funds shall not pay any administrative service fee to Lord Abbett under this Agreement. Lord Abbett acknowledges and agrees that each SMA Fund is an integral part of certain separately managed account programs, and that Lord Abbett will be compensated directly or indirectly by separately managed account sponsors or other separate managed account clients for services provided to them.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to the Agreement to be executed in its name and on its behalf by its duly authorized representative.

On behalf of each of the Lord Abbett Funds listed on Exhibit 1 attached hereto

By:	/s/ Michael J. Hebert
Michael J. Hebert
Chief Financial Officer and Treasurer

Attested:

/s/ Victoria Zozulya
Victoria Zozulya
Vice President and Assistant Secretary

LORD, ABBETT & CO. LLC

By:	/s/ Randolph A. Stuzin
Randolph A. Stuzin
Member, Chief Legal Officer

Attested:

/s/ Victoria Zozulya

Victoria Zozulya

Vice President and Assistant Secretary

EXHIBIT 1 (AMENDED AS OF FEBRUARY 1, 2024)1
TO
AMENDED AND RESTATED ADMINISTRATIVE SERVICES AGREEMENT

The following funds comprise the Lord Abbett Family of Funds:

Lord Abbett Affiliated Fund, Inc.

Lord Abbett Bond-Debenture Fund, Inc.

Lord Abbett Credit Opportunities Fund

Lord Abbett Developing Growth Fund, Inc.

Lord Abbett Floating Rate High Income Fund

Lord Abbett Global Fund, Inc.

Lord Abbett Emerging Markets Bond Fund
Lord Abbett Emerging Markets Corporate Debt Fund
Lord Abbett Global Bond Fund

Lord Abbett Investment Trust

Lord Abbett Convertible Fund
Lord Abbett Core Fixed Income Fund
Lord Abbett Core Plus Bond Fund
Lord Abbett Corporate Bond Fund
Lord Abbett Floating Rate Fund
Lord Abbett High Yield Fund
Lord Abbett Income Fund
Lord Abbett Inflation Focused Fund
Lord Abbett Multi-Asset Balanced Opportunity Fund
Lord Abbett Multi-Asset Income Fund
Lord Abbett Short Duration Core Bond Fund
Lord Abbett Short Duration Income Fund
Lord Abbett Total Return Fund
Lord Abbett Ultra Short Bond Fund

Lord Abbett Mid Cap Stock Fund, Inc.

Lord Abbett Municipal Income Fund, Inc.

Lord Abbett California Tax-Free Income Fund
Lord Abbett High Income Municipal Bond Fund
Lord Abbett Intermediate Tax Free Fund
Lord Abbett National Tax-Free Income Fund
Lord Abbett New Jersey Tax-Free Income Fund
Lord Abbett New York Tax-Free Income Fund
Lord Abbett Short Duration High Income Municipal Bond Fund
Lord Abbett Short Duration Tax Free Fund
Lord Abbett Sustainable Municipal Bond Fund

1 As amended on February 1, 2024, to reflect the addition of Lord Abbett Diversification Shares: Core Completion Fund, Lord Abbett Diversification Shares: Core Plus Completion Fund, Lord Abbett Diversification Shares: Enhanced Municipal Yield Completion Fund; Lord Abbett Diversification Shares: Short Duration Completion Fund, series of Lord Abbett Trust I.

Lord Abbett Research Fund, Inc.

Lord Abbett Dividend Growth Fund
Lord Abbett Growth Opportunities Fund
Small-Cap Value Series

Lord Abbett Securities Trust

Lord Abbett Alpha Strategy Fund
Lord Abbett Focused Growth Fund
Lord Abbett Focused Large Cap Value Fund
Lord Abbett Focused Small Cap Value Fund
Lord Abbett Fundamental Equity Fund
Lord Abbett Global Equity Fund
Lord Abbett Growth Leaders Fund
Lord Abbett Health Care Fund
Lord Abbett International Equity Fund
Lord Abbett International Opportunities Fund
Lord Abbett International Value Fund
Lord Abbett Micro-Cap Growth Fund
Lord Abbett Value Opportunities Fund

Lord Abbett Series Fund, Inc.

Bond-Debenture Portfolio
Developing Growth Portfolio
Dividend Growth Portfolio
Fundamental Equity Portfolio
Growth and Income Portfolio
Growth Opportunities Portfolio
Mid Cap Stock Portfolio
Short Duration Income Portfolio
Total Return Portfolio

Lord Abbett Special Situations Income Fund

Lord Abbett Trust I

Lord Abbett Climate Focused Bond Fund
Lord Abbett Emerging Markets Equity Fund
Lord Abbett International Growth Fund
Lord Abbett Investment Grade Floating Rate Fund
Lord Abbett Short Duration High Yield Fund
Lord Abbett Diversification Shares: Core Completion Fund
Lord Abbett Diversification Shares: Core Plus Completion Fund
Lord Abbett Diversification Shares: Enhanced Municipal Yield Completion Fund
Lord Abbett Diversification Shares: Short Duration Completion Fund

Lord Abbett U.S. Government & Government Sponsored Enterprises Money Market Fund, Inc.